                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


                                                                   Six Months Ended
                                                                       June 30,                    For the Year Ended December 31,
                                                                  ---------------------    ---------------------------------------
                                                                   1996          1995          1995          1994          1993
                                                                  --------- -----------    ------------  ------------  -----------
                                                                                           (Amounts in thousands, except ratios)


Net income                                                       $70,080       $29,751       $70,386       $42,118       $28,036
   Add: Minority interest in income                                4,815         3,715         7,137         9,481         7,291
   Less: Gain on disposition of real estate                            -             -             -             -             -
   Less: Minority interests in income which do not have
     fixed charges                                                (3,326)       (2,377)       (4,700)       (5,906)         (737)
                                                                  --------- -----------    ------------  ------------  -----------
Income from continuing operations                                 71,569        31,089        72,823        45,693        34,590
   Interest expense                                                4,813         3,715         8,508         6,893         6,079
                                                                  --------- -----------    ------------  ------------  -----------
Total Earnings Available to Cover Fixed Charges                  $76,382       $34,804       $81,331       $52,586       $40,669
                                                                  ========= ===========    ============  ============  ===========
Total Fixed Charges - Interest expense                            $4,813        $3,715        $8,508        $6,893        $6,079
                                                                  ========= ===========    ============  ============  ===========
Preferred Stock dividends:
     Series A                                                     $2,282        $2,282        $4,563        $4,563        $4,563
     Series B                                                      2,744         2,744         5,488         5,339         4,147
     Series C                                                      1,048         1,279         2,364         1,250             -
     Series D                                                      1,426         1,426         2,850           950             -
     Series E                                                      2,744         2,286         5,030             -             -
     Series F                                                      2,803           919         3,721             -             -
     Series G                                                      7,825             -           638             -             -
     Series H                                                      6,219             -             -             -             -
     Series CC                                                     1,916
     Convertible                                                   2,355         2,372         4,744         4,744         2,179
     Convertible Participating                                     1,700             -         1,726             -             -
                                                                  --------- -----------    ------------  ------------  -----------
Total Preferred Stock dividends                                  $33,062       $13,308        31,124       $16,846       $10,889
                                                                  ========= ===========    ============  ============  ===========
Total Combined Fixed Charges and Preferred Stock dividends       $37,875       $17,023       $39,632       $23,739       $16,968
                                                                  ========= ===========    ============  ============  ===========


Ratio of Earnings to Fixed Charges                                 15.87          9.37          9.56          7.63          6.69
                                                                  ========= ===========    ============  ============  ===========

Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock dividends                                         2.02          2.05          2.05          2.22          2.40
                                                                  ========= ===========    ============  ============  ===========

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES



                                                               For the Year Ended December 31,
                                                                --------------------------
                                                                      1992          1991
                                                                 ------------  -----------



Net income                                                          $15,123       $11,954
   Add: Minority interest in income                                   6,895         6,693
   Less: Gain on disposition of real estate                            (398)            -
   Less: Minority interests in income which do not have
     fixed charges                                                     (694)         (501)
                                                                 ------------  -----------
Income from continuing operations                                    20,926        18,146
   Interest expense                                                   9,834        10,621
                                                                 ------------  -----------
Total Earnings Available to Cover Fixed Charges                     $30,760       $28,767
                                                                 ============  ===========
Total Fixed Charges - Interest expense                               $9,834       $10,621
                                                                 ============  ===========
Preferred Stock dividends:
     Series A                                                        $  812    $         -
     Series B                                                             -             -
     Series C                                                             -             -
     Series D                                                             -             -
     Series E                                                             -             -
     Series F                                                             -             -
     Series G                                                             -             -
     Series H                                                             -             -
     Series CC
     Convertible                                                          -             -
     Convertible Participating                                            -             -
                                                                 ------------  -----------
Total Preferred Stock dividends                                   $     812    $        -
                                                                 ============  ===========
Total Combined Fixed Charges and Preferred Stock dividends          $10,646       $10,621
                                                                 ============  ===========

Ratio of Earnings to Fixed Charges                                     3.13          2.71
                                                                 ============  ===========
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock dividends                                            2.89          2.71
                                                                 ============  ===========

                                   EXHIBIT 12

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                                   Six Months Ended
                                                                       June 30,                  For the Year Ended December 31,
                                                                  ---------------------    ---------------------------------------
                                                                   1996          1995          1995          1994          1993
                                                                  --------- -----------    ------------  ------------  -----------
                                                                                           (Amounts in thousands, except ratios)
Supplemental  disclosure  of Ratio of Funds
- -------------------------------------------
  from  Operations  ("FFO")  to fixed charges:
  --------------------------------------------
FFO                                                               $103,884       $41,218      $105,086       $56,143       $35,830

Interest expense                                                     4,813         3,715         8,508         6,893         6,079
                                                                  --------- -----------    ------------  ------------  -----------
Adjusted FFO available to cover fixed charges                     $108,697       $44,933      $113,594       $63,036       $41,909
                                                                  ========= ===========    ============  ============  ===========

Total Fixed Charges - Interest expense                              $4,813        $3,715        $8,508        $6,893        $6,079
                                                                  ========= ===========    ============  ============  ===========

Total Preferred Stock dividends                                    $33,062       $13,308       $31,124       $16,846       $10,889
                                                                  ========= ===========    ============  ============  ===========
Total Combined Fixed Charges and Preferred Stock
   dividends                                                       $37,875       $17,023       $39,632       $23,739       $16,968
                                                                  ========= ===========    ============  ============  ===========
Ratio of FFO to Fixed Charges                                        22.58         12.10         13.35          9.15          6.89
                                                                  ========= ===========    ============  ============  ===========
Ratio of FFO to Combined Fixed Charges and Preferred
   Stock dividends                                                   2.87          2.64          2.87          2.66          2.47
                                                                  ========= ===========    ============  ============  ===========

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


                                                                  For the Year Ended December 31,
                                                                 -------------------------------
                                                                       1992            1991
                                                                  ------------     -----------

Supplemental  disclosure  of Ratio of Funds
- -------------------------------------------
  from  Operations  ("FFO")  to fixed charges:
  --------------------------------------------

FFO                                                                    $21,133         $17,176

Interest expense                                                         9,834          10,621
                                                                  ------------     -----------
Adjusted FFO available to cover fixed charges                          $30,967         $27,797
                                                                  ============     ===========


Total Fixed Charges - Interest expense                                  $9,834         $10,621
                                                                  ============      ===========


Total Preferred Stock dividends                                      $     812      $       -
                                                                  ============      ===========

Total Combined Fixed Charges and Preferred Stock
   dividends                                                           $10,646         $10,621
                                                                  ============     ===========

Ratio of FFO to Fixed Charges                                             3.15            2.62
                                                                  ============     ===========

Ratio of FFO to Combined Fixed Charges and Preferred
   Stock dividends                                                       2.91             2.62
                                                                  ============     ===========


                                 EXHIBIT 12